Exhibit 10.7
JOINDER AGREEMENT
This JOINDER AGREEMENT dated as of June 18, 2021 (this “Agreement”), is among B.M.F. De Kroes-Brinkers (the “New Buyer”), Pareteum Corporation, a Delaware corporation (the “Company”), and Hoving & Partners S.A., in its capacity as administrative agent and collateral agent (in such capacities, the “Agent”), for the Buyers (as defined below).
RECITALS
A.    Reference is made to that certain Securities Purchase Agreement, dated as of April 13, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among the Company, the Buyers party thereto and the Agent. Capitalized terms used but not defined herein but defined in the Securities Purchase Agreement or in the form of the Convertible Note attached as Exhibit A thereto shall have the meanings set forth therein.

B.    The Company has agreed to issue and sell to each Buyer, and each Buyer has agreed to purchase from the Company, Convertible Notes and Warrants, on the terms, and subject to the conditions, set forth in the Securities Purchase Agreement.

C.    The New Buyer wishes to purchase from the Company, and the Company wishes to sell to the New Buyer, a Convertible Note on such terms and conditions and in the amounts more specifically set forth in Section 1(a) below and in the Supplement to the Schedule of Buyers attached to this Agreement.

D.    The New Buyer also wishes to purchase from the Company, and the Company wishes to sell to the New Buyer, an additional Convertible Note and a Warrant on such terms and conditions and in the amounts more specifically set forth in Section 1(b) below and in the Supplement to the Schedule of Buyers attached to this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree, as follows:
1.    (a) Purchase Price for Sixth Convertible Note. At a Closing designated by the Company to the New Buyer in a Securities Purchase Request, the Company will sell to the New Buyer, and the New Buyer will purchase from the Company, a Convertible Note in the initial principal amount of $2,601,206 (the “Sixth Second Lien Note”), in consideration of (i) the New Buyer causing all of the Series C Preferred Stock now held by the New Buyer, including all dividends accrued thereon, to be exchanged for the Sixth Second Lien Note as provided in Section 3 and (ii) the agreement of the New Buyer as provided in Section 4.
(b) Purchase Price for Seventh Convertible Note and Fifth Second Lien Warrant. At a Closing designated by the Company to the New Buyer in a Securities Purchase Request, the Company will sell to
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the New Buyer, and the New Buyer will purchase from the Company, (a) a Convertible Note in the initial principal amount of $2,500,000 (the “Seventh Second Lien Note”), and (b) a Warrant for 2,000,000 shares of Common Stock at an exercise price of $0.37 (the “Fifth Second Lien Warrant”), in consideration of payment by the New Buyer of $2,000,000 in cash to the Company; provided, that, as conditions precedent to such purchase and sale, (i) the Required Holders (to include the New Buyer), in their sole discretion, shall have given their consent to such purchase and sale by executing and delivering to the Company an acknowledgment and agreement of such Securities Purchase Request, and (ii) the Closing of the purchase and sale of the Sixth Second Lien Note shall have occurred pursuant to Section 1(a).
2.    The New Buyer hereby:
(a)    confirms that a copy of the Securities Purchase Agreement and the other applicable Transaction Documents, together with copies of such other documents and information as it has deemed appropriate to make its decision to enter into this Agreement, have been made available to the New Buyer;
(b)    agrees that it will, independently and without reliance on the Agent or any other Buyer and based on such documents and information as it shall deem appropriate, continue to make its own decisions in taking any action under the Securities Purchase Agreement or any other applicable Transaction Document;
(c)     appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Securities Purchase Agreement and the other Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and
(d)    acknowledges and agrees that (i) it is a “Buyer” under the Securities Purchase Agreement effective upon the date on which Agent shall have received a copy of this Agreement, duly executed by the New Buyer and the Company and (ii) all references in the Securities Purchase Agreement and the other Transaction Documents to the term “Buyer” shall be deemed to include the New Buyer.
3.    The New Buyer hereby authorizes the exchange of all of its shares of Series C Preferred Stock as a portion of the consideration to be paid for the Sixth Second Lien Note to be issued to the New Buyer hereunder and hereby acknowledges and agrees that, effective as of the issuance of the Sixth Second Lien Note to the New Buyer, all of its rights with respect to its shares of Series C Preferred Stock exchanged hereunder are terminated.
4.    The New Buyer hereby agrees with the Company and the First Lien Agent (as defined in the Security Agreement), as follows: (a) if the Intercreditor Agreement is then in effect, without the prior written consent of the First Lien Agent, neither the New Buyer nor any assignee of all or any portion of the New Buyer’s interest in the Sixth Second Lien Note shall exercise any right to convert all or a portion of the Sixth Second Lien Note pursuant to Section 8 thereof prior to the first anniversary of the date hereof (and except with the prior written consent of the First Lien Agent any notice of conversion delivered under Section 8 of the Sixth Second Lien Note prior to the first anniversary of the date hereof shall be of no force or effect); provided, however, that (i) the First Lien Agent may not unreasonably withhold its consent to any such conversion requested by the New Buyer (or any such assignee) prior to the first anniversary of the date hereof if (x) the Last Reported Stock Price exceeds $1.00 (after proportional adjustment to give effect to any stock dividend, stock split or stock combination occurring
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after the date hereof) for each of the twenty (20) Trading Days preceding the date of such request and (y) as of each such Trading Day and the date of such request, the Company has then filed all required reports under Section 13 or 15(d), as applicable, of the Exchange Act; and (ii) if the Intercreditor Agreement is then in effect, but the prohibition therein on any cash Optional Redemption Payment has been waived by the First Lien Agent and any Optional Redemption Payment becomes due under the Sixth Second Lien Note prior to the first anniversary of the date hereof, then the New Buyer (or any such assignee) may convert such Optional Redemption Payment without the prior written consent of the First Lien Agent; (b) the New Buyer shall not sell or otherwise assign the Sixth Second Lien Note to any other person unless such assignee shall have confirmed in writing to the Company and the First Lien Agent that it is bound by the terms of this Section 4; (c) the First Lien Agent shall be a third-party beneficiary of the agreements in this Section 4; (d) the rights of the First Lien Agent under this Section 4 may not be waived without the prior written consent of the First Lien Agent; and (e) in addition to the requirements of Section 6(e) of the Securities Purchase Agreement, this Section 4 may not be amended or otherwise modified except with the prior written consent of the First Lien Agent.
5.    Without limiting the generality of the foregoing, the New Buyer hereby makes and undertakes, as the case may be, on and as of the date hereof, all covenants, agreements and representations and warranties of a Buyer contained in the Securities Purchase Agreement, to the extent applicable to the New Buyer, and agrees to be bound by all such covenants, agreements and representations and warranties.
6.    The New Buyer and the Agent (each a “Note Party”), each hereby unconditionally and irrevocably releases, and fully and forever acquits and discharges the Company, all its subsidiaries and other affiliates and their respective officers, servants, employees, agents, attorneys, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the “Released Parties”), from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the “Claims”), of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which any Note Party ever had or now has against any Released Party which may have arisen at any time on or prior to the date of this Agreement and which were in any manner related to any of the following transactions (collectively, the “Transactions”): (a) the transactions contemplated by the Transaction Documents or (b) the issuance of any shares of Series C Preferred Stock to such Note Party or any of its affiliates; provided that, for the avoidance of doubt, the Company shall not be released in respect of any Transactions occurring on or after the date of this Agreement under the Transaction Documents or otherwise. Each Note Party covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Parties any action or other proceeding based upon any of the Claims which may have arisen at any time on or prior to the date of this Agreement and were in any manner related to any of the Transactions. The agreements of each Note Party set forth in this Section 6 shall survive the Agreement Effective Date and the Maturity Date.
7.    In addition:
(a)    the terms of Section 6 of the Securities Purchase Agreement are hereby incorporated in this Agreement as if fully set forth herein;
(b)    the Schedule of Buyers attached to the Securities Purchase Agreement is hereby supplemented by the Supplement to Schedule of Buyers attached to this Agreement;
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(c)    except as specifically supplemented hereby, all of the terms and conditions of the Securities Purchase Agreement shall remain unchanged and in full force and effect;
(d)    any reference in any Transaction Document to the Securities Purchase Agreement shall be deemed to be a reference to the Securities Purchase Agreement, as supplemented hereby; and
(e)    this Agreement constitutes a Transaction Document.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

NEW BUYER:

B.M.F. DE KROES-BRINKERS

By: __/s/ B.M.F. de Kroes-Brinkers
Name: B.M.F. de Kroes-Brinkers
Title: Owner

Joinder Agreement

COMPANY:

PARETEUM CORPORATION

By: _/s/ Alexander Korff
Name: Alexander Korff
Title: Corporate Secretary

Joinder Agreement

ACKNOWLEDGED AND AGREED:

HOVING & PARTNERS S.A.,
as Agent

By: _/s/ Jan-Paul Menke
Name:    Jan-Paul Menke
Title:    Managing Director

Joinder Agreement

SUPPLEMENT TO SCHEDULE OF BUYERS
[See attached.]
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